UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 23, 2009 (February 19, 2009)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	1-13105 (Commission File Number)	43-0921172 (I.R.S. Employer Identification No.)
incorporation)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
Signatures
Exhibit Index
EX-10.2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 19, 2009, upon the recommendation of the Personnel and Compensation Committee (the “Committee”), the Board of Directors (the “Board”) of Arch Coal, Inc. (the “Company”) approved certain long-term incentive arrangements with its executive officers. For 2008, the Company used stock options as its primary means of achieving the long-term financial and operating performance objectives established by the Committee. For 2009, the Company will use a combination of stock options and performance units as the primary components of the Company’s long-term incentive program.
     The following table shows information relating to the stock option and performance units approved by the Board on February 19, 2009 for each of the executives expected to be named in the Company’s proxy statement for the 2009 annual meeting of stockholders (the “2009 Proxy Statement”):

		Exercise or Base
	Number of Shares of	Price of Option
Name	Stock or Units	Awards
Steven F. Leer, Chairman and Chief Executive Officer:
Performance units	1,487,500	—
Non-qualified stock options	206,200	$14.05
John T. Drexler, Senior Vice President and Chief Financial Officer:
Performance units	495,000	—
Non-qualified stock options	63,650	14.05
C. Henry Besten, Jr., Senior Vice President-Strategic Development:
Performance units	362,500	—
Non-qualified stock options	46,600	14.05
John W. Eaves, President and Chief Operating Officer:
Performance units	936,250	—
Non-qualified stock options	130,350	14.05
David N. Warnecke, Vice President-Marketing and Trading:
Performance units	508,750	—
Non-qualified stock options	65,400	14.05
     Performance units
     Under the terms of the applicable award agreements, payouts under the performance units will depend upon the Company’s achievement of certain financial and operating performance objectives over a three-year period. Payouts under performance units may be in the form of cash, stock or a combination of the two. Payouts under the performance units will depend upon the relationship of the Company’s total stockholder return to that of a peer group consisting of coal industry competitors and the percentage improvement in the Company’s safety and environmental performance. The following table shows the relative weighting of the performance measures under the performance units.

Performance Measure	Relative Weighting
Total shareholder return	70%
Safety	15%
Environmental	15%
     The total shareholder return performance level is based on the Company’s performance relative to that of a peer group consisting of coal industry competitors. The safety and environmental performance targets are based on the Company’s prior performance history. Performance unit awards contain minimum, target and maximum levels for each performance measure. The table below shows the threshold and maximum performance levels under the performance units awarded to the executives. The Company has retained discretion to prorate payouts under the performance units for performance levels that fall within these ranges.

Performance Measure	Threshold	Maximum
Total shareholder return	12.5%	200%
Safety	100.0%	200%
Environmental	100.0%	200%

          The performance units were granted pursuant to the terms of the 1997 Stock Incentive Plan (the “1997 Plan”) and the terms of a Performance Unit Contract (the “Unit Award Agreement”). A copy of the 1997 Plan and the form of Unit Award Agreement are attached as Exhibits 10.1 and 10.2 hereto and are hereby incorporated by reference.
Stock Options
          Under the terms of the applicable award agreements, the stock options vest in equal installments over a period of four years, subject to each executive’s continued employment. The stock options were granted pursuant to the terms of the 1997 Plan and the terms of a Non-Qualified Stock Option Agreement (the “Option Agreement”). The form of Option Agreement is attached as Exhibit 10.3 hereto and is hereby incorporated by reference.
          The Company will provide additional information in the 2009 Proxy Statement, which is expected to be filed with the Securities and Exchange Commission in March 2009, regarding the compensation paid for the years ended December 31, 2008, 2007 and 2006 to the executive officers named therein.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

The following exhibits are attached hereto and furnished herewith.

Exhibit
No.	Description

10.1*	Arch Coal, Inc. 1997 Stock Incentive Plan (as amended and restated on December 5, 2008) (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 11, 2008).

10.2*	Form of 2009 Performance Unit Contract.

10.3*	Form of Non-Qualified Stock Option Agreement (for options granted on or after February 21, 2008) (incorporated herein by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed on February 27, 2008).

*	Denotes management contract or compensatory plan arrangements.

Signatures
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2009	Arch Coal, Inc.
	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President-Law, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description

10.1*	Arch Coal, Inc. 1997 Stock Incentive Plan (as amended and restated on December 5, 2008) (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 11, 2008).

10.2*	Form of 2009 Performance Unit Contract.

10.3*	Form of Non-Qualified Stock Option Agreement (for options granted on or after February 21, 2008) (incorporated herein by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed on February 27, 2008).

*	Denotes management contract or compensatory plan arrangements.